Exhibit 11

                     Ballantyne of Omaha, Inc. and Subsidiaries
                 Computation of Earnings Per Share of Common Stock
                   Nine Months Ended September 30, 1998 and 1997

                                           1998                   1997
                                           ----                   ----
BASIC EARNINGS

Earnings applicable to
common stock                            $ 5,745,191              $ 5,476,283

Weighted average common
shares outstanding *                     13,724,622               13,079,505
                                        -----------              -----------
Basic earnings per share                $      0.42              $      0.42
                                        -----------              -----------
                                        -----------              -----------

DILUTED EARNINGS

Earnings applicable to
common stock                            $ 5,745,191              $ 5,476,283

Weighted average common
shares outstanding *                     13,724,622               13,079,505

Assuming conversion
of options outstanding *                    656,027                1,034,934
                                        -----------              -----------

Weighted average common
shares outstanding, as adjusted *        14,380,649               14,114,439
                                        -----------              -----------

Diluted earnings per share              $      0.40              $      0.39
                                        -----------              -----------
                                        -----------              -----------

*Adjusted for 3-for-2 stock split effected June 12, 1998

Exhibit 11 continued...

                     Ballantyne of Omaha, Inc. and Subsidiaries
                 Computation of Earnings Per Share of Common Stock
                   Three Months Ended September 30, 1998 and 1997

                                         1998                   1997
                                         ----                   ----
BASIC EARNINGS

Earnings applicable to
common stock                          $  2,418,041            $  2,052,831

Weighted average common
shares outstanding *                    13,789,783              13,482,047
                                      ------------            ------------

Basic earnings per share              $       0.18            $       0.15
                                      ------------            ------------
                                      ------------            ------------

DILUTED EARNINGS

Earnings applicable to
common stock                          $  2,418,041            $  2,052,831

Weighted average common
shares outstanding *                    13,789,783              13,482,047

Assuming conversion
of options outstanding *                   586,595                 743,913
                                      ------------            ------------

Weighted average common
shares outstanding, as adjusted *       14,376,378              14,225,960
                                      ------------            ------------


Diluted earnings per share            $       0.17            $       0.14
                                      ------------            ------------
                                      ------------            ------------

* Adjusted for 3-for-2 stock split effected June 12, 1998